THE GABELLI EQUITY TRUST INC.
 (the "Fund")
EXHIBIT TO ITEM 77I


On March 31, 2016, The Gabelli Equity Trust Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), completed an offering of 3.2 million shares of 5.45% Series J Cumulative Preferred Stock ("Series J Preferred Shares") valued at $80 million. The Series J Preferred is perpetual, non-callable for five years, and was issued at $25 per share.

Holders of Series J Preferred Shares shall be entitled to receive cumulative cash dividends and distributions at the rate of 5.45% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the $25.00 per-share liquidation preference on the Series J Preferred Shares. Dividends and distributions on Series J Preferred Shares will accumulate from the date of their original issue, which is March 31, 2016.

The Series J Preferred Shares are fully paid and non-assessable and have no preemptive, exchange or conversion rights. Any Series J Preferred Shares purchased or redeemed by the Fund will be reclassified as authorized and unissued shares of preferred stock of the Fund without further designation as to class or series. The Board of Directors may by resolution classify or reclassify any authorized and unissued Series J Preferred Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications or terms or conditions of redemption of such shares. The affirmative vote of the holders of a majority, as defined in the 1940 Act, of the outstanding Series J Preferred Shares (or shares of any other series of the Fund's preferred stock), voting separately from the holders of any other series of the Fund's preferred stock (to the extent its rights are affected differently), shall be required with respect to any matter that materially and adversely affects the rights, preferences or powers of that series in a manner different from that of other series or classes of the Fund's capital stock. The affirmative vote of the holders of a majority, as defined in the 1940 Act, of the outstanding shares of the Fund's preferred stock, voting separately as one class (including the Series J Preferred Shares), shall be required to amend, alter or repeal the provisions of the Fund's Charter or bylaws, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would affect adversely the rights, preferences or powers expressly set forth in any articles supplementary of the Fund's preferred stock, including the Articles, unless, in each case, the Fund obtains written confirmation from any rating agency then rating the Series J Preferred Shares at the Fund's request that such amendment, alteration or repeal would not impair the rating then assigned by such rating agency to the Series J Preferred Shares, in which case the vote or consent of the holders of the Series J Preferred Shares is not required. No matter shall be deemed to adversely affect any rights, preferences or powers of the Series J Preferred Shares unless such matter (i) adversely alters or abolishes any preferential right of such series; (ii) creates, adversely alters or abolishes any right in respect of redemption of such series; or
(iii) creates or adversely alters (other than to abolish) any restriction on transfer applicable to such series. An increase in the number of authorized shares of preferred stock of the Fund pursuant to the Charter or the issuance of additional shares of any series of preferred stock of the Fund (including the Series J Preferred Shares) pursuant to the Charter shall not in and of itself be considered to adversely affect the rights, preferences or powers of the Series J Preferred Shares. The holders of shares of preferred stock will have no preemptive rights or rights to cumulative voting.

Holders of Series J Preferred Shares shall be entitled to receive cumulative cash dividends and distributions at the rate of 5.45% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the $25.00 per-share liquidation preference on the Series J Preferred Shares. Dividends and distributions on Series J Preferred Shares will accumulate from the date of their original issue, which is March 31, 2016.

Dividends and distributions will be payable quarterly on March 26, June 26, September 26 and December 26 in each year (each a "Dividend Payment Date") commencing on June 26, 2016 (or, if any such day is not a business day, then on the next succeeding business day) to holders of record of Series J Preferred Shares as they appear on the stock register of the Fund at the close of business on the fifth preceding business day. Dividends and distributions on Series J Preferred Shares shall accumulate from the date on which the Series J Preferred Shares are originally issued. Each period beginning on and including a Dividend Payment Date (or the date of original issue, in the case of the first dividend period after the first issuance of the Series J Preferred Shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series J Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as shall be fixed by the Board of Directors that is not more than 30 days before the Dividend Payment Date.

No full dividends or distributions will be declared or paid on Series J Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor on all outstanding shares of any series of preferred stock of the Fund ranking on a parity with the Series J Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all outstanding shares of the Fund's preferred stock, any dividends and distributions being paid on such shares of preferred stock (including the Series J Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred stock on the relevant Dividend Payment Date.

Under the 1940 Act, the Fund is not permitted to issue preferred stock (such as the Series J Preferred Shares) unless immediately after such issuance the Fund will have an asset coverage of at least 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing stock of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its stock). In general, the term "asset coverage" for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the preferred stock. The involuntary liquidation preference refers to the amount to which the preferred stock would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. The Fund also is not permitted to declare any cash dividend or other distribution on its common stock or purchase its common stock unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the distribution or purchase price, as applicable.

In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock (including the Series J Preferred Shares) or purchase its capital stock (including the Series J Preferred Shares) unless, at the time of such declaration or purchase, the Fund has an asset coverage on its indebtedness, if any, of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The 1940 Act contains an exception, however, that permits dividends to be declared upon any preferred stock issued by the Fund (including the Series J Preferred Shares) if the Fund's indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In general, the term "asset coverage" for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund.

The term "senior security" does not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made. A loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed not to be for temporary purposes. For purposes of determining whether the 200% and 300% asset coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Series J Preferred Shares, the asset coverages may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.

Except as otherwise provided in the Fund's governing documents (including the Articles) or a resolution of the Board of Directors, or as required by applicable law, holders of Series J Preferred Shares shall have no power to vote on any matter except matters submitted to a vote of the Fund's common stock. In any matter submitted to a vote of the holders of the common stock, each holder of Series J Preferred Shares shall be entitled to one vote for each Series J Preferred Share held and the holders of all outstanding shares of preferred stock, including Series J Preferred Shares, and the shares of common stock shall vote together as a single class; provided, however, that at any meeting of the stockholders of the Fund held for the election of Directors, the holders of the outstanding shares of preferred stock, including Series J Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other classes of capital stock of the Fund, to elect a number of the Fund's directors, such that, following the election of directors at the meeting of the stockholders, the Fund's Board of Directors shall contain two directors elected by the holders of the outstanding shares of preferred stock, including the Series J Preferred Shares.
During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Fund's Board of Directors shall be increased by the smallest number of additional directors that, when added to the two directors elected exclusively by the holders of outstanding shares of preferred stock, would constitute a simple majority of the Fund's Board of Directors as so increased by such smallest number, and the holders of outstanding shares of preferred stock, including the Series J Preferred Shares, voting separately as one class (to the exclusion of the holders of all other classes of capital stock of the Fund) shall be entitled to elect such smallest number of additional directors and the two directors the holders of shares of preferred stock, including the Series J Preferred Shares, are otherwise entitled to elect. The Fund and the Fund's Board of Directors shall take all necessary actions, including amending the Fund's bylaws, to effect an increase in the number of directors as described in the preceding sentence. A Voting Period shall commence:

(i) if at any time accumulated dividends and distributions on the outstanding Series J Preferred Shares equal to at least two full years' dividends and distributions shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with Computershare Trust Company, N.A., and its successors or any other dividend-disbursing agent appointed by the Fund, for the payment of such accumulated dividends and distributions; or

(ii) if at any time holders of any other shares of preferred stock are entitled to elect a majority of the Directors of the Fund under the 1940 Act or articles supplementary creating such shares.

Under certain circumstances, the Series J Preferred Shares will be subject to mandatory redemption by the Fund out of funds legally available therefor in accordance with the Articles and applicable law.

If the Fund fails to have asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are stock, including all outstanding Series J Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), and such failure is not cured as of the cure date specified in the Articles, (i) the Fund shall give a notice of redemption with respect to the redemption of a sufficient number of shares of its preferred stock, which at the Fund's determination (to the extent permitted by the 1940 Act and Maryland law) may include any proportion of Series J Preferred Shares, to enable it to meet the asset coverage requirements, and, at the Fund's discretion, such additional number of Series J Preferred Shares or shares of any other series of preferred stock of the Fund in order for the Fund to have asset coverage with respect to the Series J Preferred Shares and any other series of preferred stock of the Fund remaining outstanding after such redemption as great as 210%, and (ii) deposit an amount with Computershare Trust Company, N.A., and its successors or any other dividend-disbursing agent appointed by the Fund, having an initial combined value sufficient to effect the redemption of the Series J Preferred Shares or other series of preferred stock of the Fund to be redeemed.

On such cure date, the Fund shall redeem, out of funds legally available therefor, the number of shares of its preferred stock, which, to the extent permitted by the 1940 Act and Maryland law, at the option of the Fund may include any proportion of Series J Preferred Shares or shares of any other series of preferred stock of the Fund, is equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such cure date, would have resulted in the Fund having asset coverage immediately prior to the opening of business on such cure date in compliance with the 1940 Act or, if asset coverage cannot be so restored, all of the outstanding Series J Preferred Shares, at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Fund) through and including the date of redemption. See "Description of the Capital Stock - Preferred Stock - Redemption" in the Prospectus for a discussion of the consequences that would arise if the Fund fails to maintain the asset coverage requirements as calculated in accordance with the applicable rating agency guidelines set forth in the Articles as of any monthly valuation date.

Prior to March 31, 2021, the Series J Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board of Directors, to maintain the Fund's status as a regulated investment company under Subchapter M of the Code. Commencing March 31, 2021, and thereafter, to the extent permitted by the 1940 Act and Maryland law, the Fund may at any time upon notice in the manner provided in the Articles redeem the Series J Preferred Shares in whole or in part at a price equal to the liquidation preference per share plus accumulated but unpaid dividends through and including the date of redemption.

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the holders of Series J Preferred Shares shall be entitled to receive out of the assets of the Fund available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Fund's common stock or any other stock of the Fund ranking junior to the Series J Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Fund, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Fund.

If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all outstanding Series J Preferred Shares and all outstanding shares of any other series of the Fund's preferred stock ranking on a parity with the Series J Preferred Shares as to payment upon liquidation shall be insufficient to permit the payment in full to such holders of Series J Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to all outstanding shares of such other series of preferred stock of the Fund, then such available assets shall be distributed among the holders of Series J Preferred Shares and such other series of preferred stock of the Fund ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series J Preferred Shares, no dividends or distributions will be made to holders of the Fund's common stock or any other stock of the Fund ranking junior to the Series J Preferred Shares as to liquidation.